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                                                                   EXHIBIT 23(D)

                          CONSENT OF LATHAM & WATKINS

                                LATHAM & WATKINS
                       633 West Fifth Street, Suite 4000
                             Los Angeles, CA 90071

                               December 22, 1995

Circus Circus Enterprises, Inc.
2880 Las Vegas Boulevard South
Las Vegas, Nevada 89109

      Re: Registration of $400,000,000 Aggregate Principal Amount of Debt
          Securities of Circus Circus Enterprises, Inc., a Nevada Corporation, under the Securities Act of 1933, as amended, on Form S-3 filed with the Securities and Exchange Commission on December 22, 1995 (File No.
          33-         ) (the "Registration Statement").
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Ladies and Gentlemen:

    We consent to the reference to our firm contained in the Registration Statement under the heading "Legal Matters."

                                          Very truly yours,

                                          /s/ LATHAM & WATKINS